UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2026

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

(Address of Principal Executive Offices, and Zip Code)

(484) 875-3192

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2026, Annovis Bio, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), dated as of May 20, 2026, with Canaccord Genuity LLC, as underwriter (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”) (i) an aggregate of 7,895,000 shares of common stock (the “Shares”), $0.0001 par value per share (the “Common Stock”), of the Company and (ii) accompanying common stock warrants to purchase up to an aggregate of 7,105,500 shares of Common Stock (the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Warrants are immediately exercisable, expire six years from the date of issuance and have an exercise price equal to $2.25 per share of Common Stock. The combined offering price of each Share and accompanying nine-tenths of a Warrant is $1.90 per share. The gross proceeds to the Company from the Offering are expected to be approximately $15 million, before deducting offering expenses payable by the Company.

The Offering is expected to close on or about May 21, 2026, subject to the satisfaction of customary closing conditions. The Company currently plans to use the net proceeds from the Offering, for the continued clinical development of the Company’s lead compound Buntanetap in clinical studies for for Alzheimer’s disease and Parkinson’s disease, and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-276814), which was declared effective on February 12, 2024, and a related base prospectus and prospectus supplement thereunder dated May 19, 2026.

The legal opinion of Loeb & Loeb LLP relating to the Shares, Warrants and Warrant Shares is filed herewith as Exhibit 5.1.

The foregoing description of the terms and conditions of the Undewriting Agreement and the Warrant do not purport to be complete and are qualified in its entirety by the full text of each of such document, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and incorporate by reference herein.

Item 7.01	Regulation FD Disclosure

On May 19, 2026, the Company issued a press release announcing the launch of the Offering. On May 20, 2026, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1	Form of Warrant

5.1	Opinion of Loeb & Loeb LLP

10.1	Underwriting Agreement

23.1	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1)

99.1	Press Release, dated May 19, 2026

99.2	Press Release, dated May 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: May 20, 2026	By:	/s/ Maria Maccecchini
		Name:	Maria Maccecchini
		Title:	President and Chief Executive Officer

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